            As filed with the Securities and Exchange Commission on June 5, 1996
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                          CENTRAL GARDEN & PET COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                             5199                        68-0275553
(State or other jurisdiction of      (Primary standard industrial   (I.R.S. employer identification
incorporation or organization)       classification code number)                number)

3697 Mt. Diablo Boulevard, Suite 310, Lafayette, California 94549 (510) 283-4573
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                William E. Brown
                          Central Garden & Pet Company
                           3697 Mt. Diablo Boulevard
                          Lafayette, California 94549
                                 (510) 283-4573
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
           with copies of all orders, notices and communications to:

                                 John F. Seegal
                         Orrick, Herrington & Sutcliffe
                       Old Federal Reserve Bank Building
                               400 Sansome Street
                        San Francisco, California  94111

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                              ____________________

If the only securities registered on this Form are being offered in connection with the formation of a holding company and there is compliance with general Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

 ===================================================================================================================================

 Title of each class of securities to     Amount to         Proposed maximum         Proposed maximum aggregate        Amount of
 be registered (1)                       be registered   offering price per share (2)     offering price (2)        registration fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock                                  750,000            $14.375                    $10,781,250                 $3,717.67
====================================================================================================================================

(1) This Registration Statement also registers all of such securities for resale.

(2) Estimated solely for purpose of calculating the registration fee and based on the closing price of the Common Stock on the NASDAQ National Market System on June 3, 1996.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          CENTRAL GARDEN & PET COMPANY

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                      OF INFORMATION REQUIRED BY FORM S-4

                        REGISTRATION STATEMENT ITEM                           LOCATION IN PROSPECTUS
                        ---------------------------                           ----------------------
A.  INFORMATION ABOUT THE TRANSACTION
 1.   Forepart of Registration Statement and Outside Front Cover         Front Cover Page
      Page of Prospectus

 2.   Inside Front and Outside Back Cover Pages of Prospectus            Inside Front and Outside Back
                                                                         Cover Pages; Available
                                                                         Information; Incorporation of
                                                                         Certain Information by Reference

 3.   Risk Factors, Ratio of Earnings to Fixed Charges and Other         Incorporation of Certain
      Information                                                        Information by Reference; the
                                                                         Company; Selected Financial Data

 4.   Terms of the Transaction                                           Not Applicable

 5.   Pro Forma Financial Information                                    Not Applicable

 6.   Material Contacts with the Company Being Acquired                  Not Applicable

 7.   Additional Information Required for Reoffering by Persons          Outstanding Securities Covered
      and Parties Deemed to be Underwriters                              by this Prospectus

 8.   Interests of Named Experts and Counsel                             Not Applicable

 9.   Disclosure of Commission Position on Indemnification for           Not Applicable
      Securities Act Liabilities

B.    INFORMATION ABOUT THE REGISTRANT

10.   Information with Respect to S-3 Registrants                        Incorporation of Certain
                                                                         Information by Reference

11.   Incorporation of Certain Information By Reference                  Incorporation of Certain
                                                                         Information by Reference

12.   Information with Respect to S-2 or S-3 Registrants                 Not Applicable

13.   Incorporation of Certain Information By Reference                  Not Applicable

14.   Information with Respect to Registrants Other than S-2 or S-3      Not Applicable
      Registrants

C.    INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.   Information with Respect to S-3 Companies                          Not Applicable

16.   Information with Respect to S-2 or S-3 Companies                   Not Applicable

17.   Information with Respect to Companies Other than S-2 or S-3        Not Applicable
      Companies

D.    VOTING AND MANAGEMENT INFORMATION

18.   Information If Proxies, Consents or Authorizations are to be       Not Applicable
      Solicited

19.   Information If Proxies, Consents or Authorizations are not to      Not Applicable
      be Solicited or in an Exchange Offer

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JUNE 5, 1996

                        750,000 SHARES OF COMMON STOCK

                         CENTRAL GARDEN & PET COMPANY

       Central Garden & Pet Company (the "Company") is registering 750,000 shares of Common Stock (the "Common Stock") which are being offered and sold by the Company in connection with the acquisition of businesses or assets of or interests in businesses that are engaged in international trade.

       It is anticipated that the consideration for acquisitions will consist of shares of Common Stock, cash, notes or other evidences of debt, guarantees, assumption of liabilities or a combination thereof, as determined from time to time by negotiations between the Company and the owners or controlling persons of the businesses or assets to be acquired. In addition, the Company may lease property from and enter into management agreements and consulting and noncompeting agreements with the former owners and key executive personnel of the businesses to be acquired.

       The terms of an acquisition will be determined by negotiations between the Company's representatives and the owners or controlling persons of the business or assets to be acquired. Factors taken into account in acquisitions include the established quality and reputation of the business and its management, the strategic fit with the Company, earning power, cash flow, growth potential, locations of the business to be acquired and the market value of the Common Stock of the Company when pertinent. It is anticipated that shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of closing, or during the period or periods prior to delivery of the shares.

       It is not expected that underwriting discounts or commissions will be paid by the Company except that finders fees may be paid to persons from time to time in connection with specific acquisitions. Any person receiving any such fees may be deemed to be an Underwriter within the meaning of the Securities Act of 1933.

       The Common Stock is traded on the NASDAQ National Market System under the symbol "CENT." The closing price of the Common Stock as reported by NASDAQ/NMS on June 3, 1996 was $14.375.

       This Prospectus may also be used in a registered resale, with the Company's prior consent, by persons who have received or will receive shares of Common Stock in connection with acquisitions and who wish to offer and sell such securities in transactions in which they may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. Such sales may be made in the over-the-counter market or in privately negotiated transactions. The Company may require that any resales by means of this Prospectus be effect in an organized manner through securities dealers.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is June 5, 1996

               OUTSTANDING SECURITIES COVERED BY THIS PROSPECTUS


       This Prospectus has also been prepared for use by persons who may receive from the Company Common Stock covered by the Registration Statement in acquisitions and who may be entitled to offer such Common Stock under circumstances requiring the use of a Prospectus (such persons being referred to under this caption as "Stockholders"); provided, however, that no Stockholder will be authorized to use this Prospectus for any offer of such Common Stock without first obtaining the consent of the Company. The Company may consent to the use of this Prospectus for a limited period of time by the Stockholders and subject to limitations and conditions which may be varied by agreement between the Company and the Stockholders. Resales of such shares may be made in the over-the-counter market or in privately negotiated transactions.

       Agreements with Stockholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Stockholders enter into custody agreements with one or more banks with respect to such shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Stockholders may be deemed to be underwriters within the meaning of the Securities Act of 1933.

       When resales are to be made through a broker or dealer selected by the Company, it is anticipated that a member firm of the New York Stock Exchange may be engaged to act as the Stockholders' agent in the sale of shares by such Stockholders. It is anticipated that the commission paid to the member firm will be the normal stock exchange commission (including negotiated commissions to the extent permissible). Sales of shares by the member firm may be made in the over-the-counter market from time to time at prices related to prices then prevailing. Any such sales may be by block trade. Any such member firm may be deemed to be an underwriter within the meaning of the Securities Act of 1933 and any commissions earned by such member firm may be deemed to be underwriting discounts and commissions under such Act.


                             AVAILABLE INFORMATION


       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Regional Offices of the Commission at 75 Park Place, 14th Floor, New York, New York 10007; and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

       The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


       The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus:

       (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

       (2) The Company's Periodic Reports on Form 10-Q for the fiscal quarters ended March 30, 1996 and December 30, 1995;

       (3) The description of the Company's capital stock in the Company's Registration Statement on Form 8-A dated March 30, 1993.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of filing of the Company's 1995 Annual Report on Form 10-K referred to above and prior to the termination of the offering of securities offered hereby shall be deemed to be incorporated by reference and to be a part of this prospectus from the date of filing of such documents.

       The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates.) Written or oral requests should be directed to Chief Financial Officer, Central Garden & Pet Company, 3697 Mt. Diablo Boulevard, Lafayette, CA 94549.


                         COMMON STOCK AND DIVIDEND DATA


       The Company's Common Stock has been traded on the NASDAQ National Market System since June 15, 1993. As of March 30, 1996, there were approximately 133 holders of record of the Company's Common Stock and 12 holders of record of the Company's Class B Stock.

       The table below shows the reported high and low closing sales prices in the over-the-counter market as reported by NASDAQ/NMS for the fiscal periods indicated.

                                           HIGH       LOW
                                        --------    --------
Fiscal 1994(1)
- --------------
First Quarter..........................   12 1/2       9 7/8
Second Quarter.........................   10 1/2       8 3/4
Third Quarter..........................    9 1/4       6 1/2
Fourth Quarter.........................    7           3 3/8
Fiscal 1995(1)
- --------------
First Quarter..........................    4 1/4       3 5/16
Second Quarter.........................    6           3 1/2
Third Quarter..........................    6 7/8       5 1/8
Fiscal 1996
- -----------
First Quarter..........................    9 1/2       5 1/2
Second Quarter.........................   10           8 1/8
Third Quarter (through June 3, 1996)...   14 7/8       9 1/4

  ____________________
  (1) In 1995, the Company changed its fiscal year end to the last Saturday in September. Accordingly, the fiscal year ended September 30, 1995 was a nine month period.

       On June 3, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $14.375.

       The Company has not paid any dividends on its Common Stock since its initial public offering on June 15, 1993.

                                  THE COMPANY


       Central Garden & Pet Company (the "Company") is the dominant national distributor of lawn and garden products as well as a major distributor of pet and pool supplies. The Company has grown through both acquisitions and internal expansion. In fiscal 1995, lawn and garden products accounted for approximately 74% of the Company's net sales, pet supplies accounted for approximately 20% and pool supplies accounted for approximately 6%.

       The Company was incorporated in Delaware in June 1992 and is the successor to Central Garden Supply, a California corporation which was acquired in 1980 by William E. Brown, the Company's Chairman and Chief Executive Officer. Unless the context otherwise requires, references in this Prospectus to the Company include Central Garden & Pet Company and it subsidiaries and predecessor companies. The Company's executive offices are located at 3697 Mt. Diablo Boulevard, Lafayette, California 94549, and its telephone number is (510) 283-4573.

                                USE OF PROCEEDS


       This Prospectus relates to shares of Common Stock which may be offered and issued by the Company from time to time in the acquisition of other businesses or properties. Other than the businesses or properties acquired, there will be no proceeds to the Company from these offerings.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

                                                                                                                    NINE MONTH
                                                                                                                     PERIOD
                                                                  FISCAL YEAR ENDED(1)                              ENDED(1)
                                   --------------------------------------------------------------------------     -------------
                                         DECEMBER 31,      DECEMBER 27,       DECEMBER 26,       DECEMBER 25,     SEPTEMBER 30,
                                             1991             1992               1993               1994              1995
                                                          (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
INCOME STATEMENT DATA:
Net sales.............................       $280,722           $321,707           $334,682           $421,427         $373,734
Cost of goods sold and occupancy......        233,782            271,050            278,746            354,096          316,832
                                             --------           --------           --------           --------         --------
  Gross profit........................         46,940             50,657             55,936             67,331           56,902
Selling, general and administrative
  expenses............................         40,508             41,949             44,702             58,489           48,075
                                             --------           --------           --------           --------         --------
Income from operations................          6,432              8,708             11,234              8,842            8,827
Interest expense-net..................         (4,343)            (4,028)            (3,751)            (5,642)          (5,891)
Other income (expense)................            379               (742)              (878)              (856)            (953)
                                             --------           --------           --------           --------         --------
Income before income
  taxes and minority interest.........          2,468              3,938              6,605              2,344            1,983
Income tax expense....................            903              1,595              2,637                936              904
                                             --------           --------           --------           --------         --------
Income before minority interest.......          1,565              2,343              3,968              1,408            1,079
Minority interest.....................            422               (210)                26                 (3)              --
                                             --------           --------           --------           --------         --------
Net income............................       $  1,987           $  2,133           $  3,994           $  1,405         $  1,079
                                             ========           ========           ========           ========         ========
 Net income per common and
   common equivalent share(2).........                                                $0.83              $0.24            $0.18
Weighted average shares outstanding(2)                                                4,789              5,947            5,943
OPERATING DATA:
Distribution centers at period end....             25                 25                 30                 39               38

                                         DECEMBER 31,      DECEMBER 27,       DECEMBER 26,       DECEMBER 25,     SEPTEMBER 30,
                                             1991             1992               1993               1994              1995
                                   --------------------------------------------------------------------------     -------------
BALANCE SHEET DATA:
Working capital.......................       $  9,289           $ 10,288           $ 26,719           $ 21,003         $ 25,316
Total assets..........................        112,693            123,484            143,748            173,953          142,680
Short-terms borrowings................         37,518             41,453             32,162             44,995           39,670
Long-term borrowings..................          6,627              5,975              8,804              7,019           11,130
Shareholders' equity..................          9,596             16,114             35,359             36,376           38,402

  (1) In 1992, the Company adopted a 52/53 week fiscal year ending on the last Sunday in December. In 1995, the Company changed its fiscal year end to the last Saturday in September. Accordingly, the fiscal year ended September 30, 1995 was a nine month period.

  (2) During 1992, the Company was reorganized (see Note 2 of Notes to Consolidated Financial Statements). As a result, net income per common and common equivalent share and weighted average shares outstanding are not presented for fiscal year 1991 and 1992 because such information would not be comparable with the post-reorganization periods.

                          DESCRIPTION OF CAPITAL STOCK

       As of the date of this Prospectus, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock ("Common Stock"), 3,000,000 shares of Class B Stock ("Class B Stock') and 1,000 shares of Preferred Stock ("Preferred Stock").

       The following description of the Company's capital stock does not purport to be complete and is subject to and is qualified in its entirety by the description of the Company's capital stock contained in the Company's Certificate of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Reference is made to such exhibit for a detailed description of the provisions thereof summarized below.

  COMMON STOCK AND CLASS B STOCK

       Voting, Dividend and Other Rights. The voting powers, preferences and relative rights of the Common Stock and the Class B Stock are identical in all respects, except that (i) the holders of Common Stock are entitled to one vote per share and the holders of Class B Stock are entitled to the lesser of ten votes per shares or 49% of the total votes cast, (ii) stock dividends on Common Stock may be paid only in shares of Common Stock and stock dividends on Class B Stock may be paid only in shares of Class B Stock and (iii) shares of Class B Stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under "Conversion Rights and Restrictions on Transfer of Class B Stock." Except as described above, issuances of additional shares of Class B Stock and modifications of Class B Stock, voting as separate classes. The Certificate of Incorporation cannot be modified, revised or amended without the affirmative vote of the majority of outstanding shares of Common Stock and Class B Stock, voting separately as a class. Except as described above or as required by law, holders of Common Stock and Class B Stock vote together on all matters presented to the stockholders for their vote or approval, including the election of directors. The stockholders are not entitled to vote cumulatively for the election of directors.

       Each share of Common Stock and Class B Stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company out of funds legally available therefor. The Common Stock and Class B Stock share equally, on a share-for-share basis, in any cash dividends declared by the Board of Directors.

       Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. Subject to any rights of holders of any Preferred Stock, all holders of Common Stock and Class B Stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. No Common Stock or Class B Stock is subject to redemption or a sinking fund. All shares of Common Stock offered hereby will be, when so issued or sold, validly issued, fully paid and nonassessable.

       Conversion Rights and Restrictions on Transfer of Class B Stock. The Common Stock has no conversion rights. However, at the option of the holder, each share of Class B Stock is convertible at any time and from time to time into one share of Common Stock. If at any time the holders of a majority of outstanding shares of Class B Stock vote to convert the outstanding shares of Class B Stock to Common Stock, then all outstanding shares of Class B Stock shall be deemed automatically converted into shares of Common Stock.

       The Company's Certificate of Incorporation provides that any holder of shares of Common B Stock desiring to transfer such shares to a person other than a Permitted Transferee (as defined below) must present such shares to the Company for conversion into an equal number of shares of Common Stock upon such transfer. Thereafter, such shares of Common Stock may be freely transferred to persons other than Permitted Transferees, subject to applicable securities law.

       Shares of Class B Common Stock may not be transferred except generally to family members, certain trusts, heirs and devisees (collectively, "Permitted Transferees"). Upon any sale or transfer of ownership or voting rights to a transferee other than a Permitted Transferee or to the extent an entity no longer remains a Permitted Transferee, such shares of Class B Stock will automatically convert into equal number of shares of Common Stock. Accordingly, no trading market is expected to develop in the Class B Stock and the Class B Stock will not be listed or traded on any exchange or in any market.

       Effects of Disproportionate Voting Rights. The Disproportionate voting rights of the Common Stock and Class B Stock could have an adverse effect on the market price of the Common Stock. Such disproportionate voting rights may make the Company a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by stockholders of the Company other than the holders of the Class B Stock. Accordingly, such disproportionate voting rights may deprive holders of Common Stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from shareholders at such a premium price.

  PREFERRED STOCK

       The Board of Directors has the authority to cause the Company to issue up to 1,000 shares of Preferred Sock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of the Common Stock.

       In July 1995, the Company issued 100 shares of Series A Preferred Sock to Monsanto Company, of which Solaris is a strategic business unit. The Series A Preferred Stock is entitled to receive a cumulative 5% annual cash dividend which must be paid prior to the declaration or payment of any dividends on the Common Stock. Each share of Series A Preferred Stock is entitled to a liquidation preference of $9,000 per share, is convertible into 1,000 shares of Common Stock, votes together with the Common Stock and has a number of votes equal to the number of shares of Common Stock into which it is convertible.

  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

       The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits under certain circumstances, a Delaware corporation whose stock is publicly traded or held in record by more than 2,000 stockholders, from engaging in a "business combination" with an "interested stockholder" for a period of 3 years after the date of the transaction which the person became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation or bylaws not to be governed by this Delaware law (the Company has not made such an election); (ii) prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder, (iii) the stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who were also officers or held in certain employee stock plans) upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder or (iv) the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). "Interested stockholder" is a person who, together with affiliates and associates, owns (or, if such person is an affiliate or associate of the corporation, any time within the prior three years did own) 15% or more of the corporation's outstanding voting stock. The term "business combination" is defined generally to include mergers, consolidations, stock sales, asset based transactions, and other transactions resulting in a financial benefit to the interested stockholder.

  TRANSFER AGENT AND REGISTRAR

       Chemical Mellon Shareholder Services has been appointed as the transfer agent and registrar for the Company's Common Stock.

                                 LEGAL MATTERS

            The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Orrick, Herrington & Sutcliffe, San Francisco, California.

                                    EXPERTS

            The consolidated financial statements and the related financial statement schedule of the Company incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended September 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

  Item 20.  Indemnification of Directors and Officers

       Article SIXTH, Section 2 of the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article V of the Registrant's Bylaws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

       The Registrant has entered into indemnification agreements with each director which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.


  Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits

     EXHIBIT
     NUMBER                      EXHIBIT
     -------                     -------

     2.1 Form of Agreement of Merger and Plan of Merger between Central Garden Supply of Southern California and Central Garden & Pet Company (Incorporated by reference from Exhibit 2.1 to Registration Statement No. 33-48070).

     2.2 Form of Agreement of Merger and Plan of Merger between Central Garden Sales Corp. and Central Garden & Pet Company (Incorporated by reference from Exhibit 2.2 to Registration Statement No. 33-48070).

     2.3 Form of Reorganization Agreement between Central Garden Supply and Central Garden & Pet Company (Incorporated by reference from Exhibit
            2.3 to Registration Statement No. 33-48070).

     2.4 Agreement and Plan of Merger between Central Garden & Pet Supply Company and Central Garden & Pet Company dated as of June 11, 1992 (Incorporated by reference from Exhibit 2.4 to Registration Statement No. 33-48070).

     3.1 Third Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-98544).

     3.1.1 Certificate of Amendment of Third Amended and Restated Certificate of Incorporation.

     3.2    Copy of Registrant's Bylaws (Incorporated by reference from Exhibit
            3.2 to Registration Statement No. 33-48070).

     4.1    Specimen Common Stock Certificate (Incorporated by reference from
            Exhibit 4.1 to Registration Statement No. 33-48070).

     5.1 Opinion of Orrick, Herrington & Sutcliffe as legality of Common Stock, including consent.

     EXHIBIT
     NUMBER                      EXHIBIT
     -------                     -------

     10.1 Financing Agreement between MAP Finance Company (Monsanto) and Central Garden & Pet Company dated as of October 1, 1993 (Incorporated by reference to Exhibit 10.4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

     10.2 Promissory note from Central Garden Supply to Weyerhaeuser Company for $6,750,000 dated as of June 29, 1990 (Incorporated by reference from Exhibit 10.5 to Registration Statement No. 33-48070).

     10.3 Lease between Central Garden Supply and Road 80 Properties, dated as of August 1, 1988 (Incorporated by reference from Exhibit 10.10 to Registration Statement No. 33-48070).

     10.4 Lease between Central Garden Supply and Road 80 Investors dated as of December 31, 1985 (Incorporated by reference from Exhibit 10.11 to Registration Statement No. 33-48070).

     10.5 Supplementary Retirement Benefit Agreement for Key Employees between Central Garden & Pet Supply Company and Glenn W. Novotny dated as of July 1, 1991 (Incorporated by reference from Exhibit 10.12 to Registration Statement No. 33-48070).

     10.6 Supplementary Retirement Benefit Agreement for Key Employees between Central Garden & Pet Supply Company and Neill J. Hines dated as of July 1, 1991 (Incorporated by reference from Exhibit 10.13 to Registration Statement No. 33-48070).

     10.7   1992 Management Incentive Plan (Incorporated by reference from
            Exhibit 10.14 to Registration Statement No. 33-48070).

     10.8   1992 Profit Sharing Plan (Incorporated by reference from Exhibit
            10.15 to Registration Statement No. 33-48070).

     10.9 Form of Indemnification Agreement between Registrant and Executive Officers and Directors (Incorporated by reference from Exhibit 10.18 to Registration Statement No. 33-48070).

     10.10  Agreement of Purchase and Sale between William E. Brown and
            Central Garden & Pet Company dated as of May 15, 1992 (Incorporated by reference from Exhibit 10.19 to Registration Statement No. 33-48070).

     10.11 Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation (Western) and Central Garden Supply, Central Garden & Pet Company, Central Garden & Pet Supply Company, Matthews Redwood and Nursery Supply, Inc. and Cal Liquid Corp. dated as of June 12, 1992, including Amendment No. 1 (Incorporated by reference from Exhibit 10.28 to Registration Statement No. 33-48070).

   10.11.1 Amendment No. 2 to Accounts Financing Agreement dated as of July 12, 1992 among Congress Financial Corporation, the Company and certain subsidiaries of the Company (Incorporated by reference to Exhibit
            10.28.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

   10.11.2 Amendment No. 3 to Accounts Financing Agreement dated as of July 12, 1992 among Congress Financial Corporation, the Company and certain subsidiaries of the Company (Incorporated by reference to Exhibit
            10.28.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

     EXHIBIT
     NUMBER                      EXHIBIT
     -------                     -------

     10.13 Intercreditor Agreement between Congress Financial Corporation (Western) and Monsanto Corporation dated as of January 28, 1994 (Incorporated by reference to Exhibit 10.32.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26,
            1993).

     10.14 Subordination Agreement among Central Garden Supply, Central Garden & Pet Company, Central Garden & Pet Supply Company, Weyerhauser Company and Congress Financial Corporation (Western) dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.34 to Registration Statement No. 33-48070).

     10.15 Forms of Restricted Stock Grant Agreements (Incorporated by reference from Exhibit 10.35 to Registration Statement No. 33-48070).

     10.16 Continuing Guaranty and Waiver by Central Garden Supply, Cal Liquid Corp., Central Garden & Pet Company and Central Garden & Pet Supply Company of indebtedness of Matthews Redwood and Nursery Supply, Inc. to Congress Financial Corporation (Western) dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.36 to Registration Statement No. 33-48070).

     10.17 Continuing Guaranty and Waiver by Central Garden Supply, Central Garden & Pet Company and Central Garden & Pet Supply Company of and Matthews Redwood and Nursery Supply, Inc. for indebtedness of Cal Liquid Corp. to Congress Financial Corporation (Western) dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.37 to Registration Statement No. 33-48070).

     10.18 Continuing Guaranty and Waiver by Central Garden Supply, Central Garden & Pet Supply Company, Matthews Redwood and Nursery Supply, Inc. and Cal Liquid Corp. for indebtedness of Central Garden & Pet Company to Congress Financial Corporation (Western) dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.38 to Registration Statement No. 33-48070).

     10.19 Continuing Guaranty and Waiver by Source One for indebtedness of Central Garden Supply, Central Garden & Pet Company, Central Garden & Pet Supply Company, Matthews Redwood and Nursery Supply, Inc. and Cal Liquid Corp. to Congress Financial Corporation (Western) dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.39 to Registration Statement No. 33-48070).

     10.20 Inventory and Equipment Security Agreement Supplement to Accounts Financing Agreement [Security Agreement] between and among Congress Financial Corporation (Western) and Central Garden Supply, Central Garden & Pet Company, Matthews Redwood and Nursery Supply, Inc. and Cal Liquid Corp. dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.40 to Registration Statement No. 33-48070).

     10.21 Letter Agreement Re Inventory Loans between and among Congress Financial Corporation (Western) and Central Garden Supply, Central Garden & Pet Company, Central Garden 7 pet Supply Company, Matthews Redwood and Nursery Supply, Inc. and Cal Liquid Corp dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.41 to Registration Statement No. 33-48070).

     10.22 Trademark Collateral Assignment and Security Agreement between Central Garden Supply and Congress Financial Corporation (Western) dated as of June 12, 1992 (Incorporated by reference from Exhibit
            10.42 to Registration Statement No. 33-48070).

     10.23 Assignment of Policy as Collateral Security to Congress Financial Corporation (Western) dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.43 to Registration Statement No. 33-48070).

     EXHIBIT
     NUMBER                      EXHIBIT
     -------                     -------

     10.24 Trade Financing Agreement Supplement to Accounts Financing Agreement [Security Agreement] between and among Congress Financial Corporation (Western) and Central Garden Supply, Central Garden & Pet Company, Central Garden & Pet Supply Company, Matthews Redwood Nursery Supply, Inc. and Cal Liquid Corp. dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.44 to Registration Statement No. 33-48070).

     10.25 Covenant Supplement to Accounts Financing Agreement [Security Agreement] between and among Congress Financial Corporation (Western) and Central Garden Supply, Central Garden & Pet Company, Central Garden & Pet Supply Company, Matthews Redwood and Nursery Supply, Inc. and Cal Liquid Corp. dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.45 to Registration Statement No. 33-48070).

     10.26 Authorization Agreement between International Technology Corporation ("IT") and Central Garden & Pet Company dated July 14, 1992 (Incorporated by reference from Exhibit 10.46 to Registration Statement No. 33-60332).

     10.27 IT Services Agreement between IT and Central Garden & Pet Company dated July 17, 1992 (Incorporated by reference from Exhibit 10.47 to Registration Statement No. 33-60332).

     10.28 Southern Louisiana Industrial Properties Lease between Weyerhaeuser Garden Supply Company and SLIP Trust dated September 6, 1989 (Incorporated by reference from Exhibit 10.48 to Registration Statement No. 33-60332).

     10.29 Insurance Policy with Atlantic Mutual Insurance Company (Incorporated by reference from Exhibit 10.49 to Registration Statement No. 33-60332).

     10.30 Stock Purchase Agreement, dated December 30, 1992, by and between Jean Claude Gallienne and Pierre Gallienne (Incorporated by reference from Exhibit 10.50 to Registration Statement No. 33-60332).

     10.31 Stock Pledge Agreement between William E. Brown and Vincent P. Dole, dated as of December 30, 1992 (Incorporated by reference from Exhibit 10.51 to Registration Statement No. 33-60332).

     10.32 Stipulation of Settlement and mutual Release of Claims, dated December 30, 1992, between Central Garden Supply, Central Garden & Pet Company and William E. Brown and Jean-Claude Gallienne and Pierre Gallienne (Incorporated by reference from Exhibit 10.52 to Registration Statement No. 33-60332).

     10.33 Promissory Note, dated December 30, 1992 (Incorporated by reference from Exhibit 10.53 to Registration Statement No. 33-60332).

     10.34 Guaranty Agreement, dated December 30, 1992, by Central Garden & Pet Company for the benefit of the holders of the Bourcycham Debt (Incorporated by reference from Exhibit 10.54 to Registration Statement No. 33-60332).

     10.35 Agreement and plan of reorganization among Central Garden & Pet Company and the shareholders of CGS Distributing, Inc. (Incorporated by reference from Exhibit 10.55 to Registration Statement No. 33-60332).

     10.36 Registration Rights Agreement among Central Garden & Pet Company and the shareholders of CGS Distributing, Inc. (Incorporated by reference from Exhibit 10.56 to Registration Statement No. 33-60332).

     EXHIBIT
     NUMBER                      EXHIBIT
     -------                     -------

     10.37 Form of Restricted Stock Grant Agreement (Incorporated by reference from Exhibit 10.56(a) to Registration Statement No. 33-60332).

     10.38 Stock Purchase Agreement dated as of April 1, 1993 between Brown Associates and Central Garden & Pet Company relating to the acquisition of Source One (Incorporated by reference from Exhibit
            10.57 to Registration Statement No. 33-60332).

     10.39 Agreement of Purchase and Sale dated as of September 1, 1993 between West Denver Feed Co., MIRC Equities, Inc. and CGS Distributing, Inc. (Incorporated by reference from Exhibit 10.58 to the Company's Annual Report on Form 10-K for the fiscal year ended December 16,
            1993).

     10.40 Agreement of Purchase and Sale dated as of October 1, 1993 among Pendleton Enterprises, Inc., J. Elles Pendleton and Central Garden & Pet Company (Incorporated by reference to Exhibit 10.59 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

     10.41 Stock Purchase Agreement dated as of September 30, 1993 among the shareholders of Anaheim Pet & Aquarium Supply Co., Inc. and Central Garden & Pet Company (Incorporated by reference to Exhibit 10.60 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

     10.42 Stock Purchase Agreement dated as of August 15, 1993 William E. Brown and Central Garden & Pet Company (Incorporated by reference to
            Exhibit 10.61 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

     10.43  1993 Omnibus Equity Incentive Plan (Incorporated by reference to
            Exhibit 10.62 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

     10.44 Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 30, 1993 between Central Garden & Pet Company and Road 80 Properties (Incorporated by reference to Exhibit 10.44 to Registration Statement No. 33-98544).

     10.45 Letter of Intent to Acquire Assets dated November 23, 1993 between Central Garden & Pet Company and Aquarium Supplies Unlimited, Inc. (Incorporated by reference to Exhibit 10.64 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

     10.46 Purchase Agreement dated November 23, 1993 between Central Garden & Pet Company and Aquarium Supplies Unlimited, Inc. (Incorporated by reference to Exhibit 1.2 to the Company's report on Form 8-K dated January 12, 1994).

     10.47 Order of the United States Bankruptcy Court Central District of California entered December 27, 1993 (Incorporated by reference to
            Exhibit 1.3 to the Company's report on Form 8-K dated January 12,
            1994).

     10.48 Master Agreement by and between The Solaris Group, a Strategic Business Unit of Monsanto Company, and the Company dated July 21, 1995 (Incorporated by reference to Exhibit 10.66 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

     10.49 Stock and Warrant Purchase Agreement by and between The Solaris Group and Central Garden & Pet Company dated July 21, 1995 (Incorporated by reference to Exhibit 10.67 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

     10.50 Exclusive Agency and Distributor Agreement by and between The Solaris Group and the Company dated July 21, 1995 (Incorporated by reference to Exhibit 10.68 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

     EXHIBIT
     NUMBER                      EXHIBIT
     -------                     -------

     10.51 Compensation Agreement by and between The Solaris Group and Central Garden & Pet Company dated July 21, 1995 (Incorporated by reference to Exhibit 10.69 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

     21     List of Subsidiaries.

     23.1   Independent Auditors' Consent.

     23.2   Consent of Orrick, Herrington & Sutcliffe (See Exhibit 5.1).

     25     Powers of Attorney (see Page II-7).

     (b)    Financial Statement Schedules

            Inapplicable.

  Item 22.  Undertakings

       A. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       B. The undersigned registrant hereby undertakes to do the following, to the extent that such actions are required by the rules and regulations of the Securities and Exchange Commission:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       C. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       D. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

            (2) The registrant undertakes that to the extent required by the rules and regulations of the Securities and Exchange Commission, every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 ((S) 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, Central Garden & Pet Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California, on June 5, 1996.

                                  CENTRAL GARDEN & PET COMPANY


                                  By:        /s/ William E. Brown
                                      -----------------------------------------
                                                 (William E. Brown,
                                        Chief Executive Officer and Director)

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown and Glenn W. Novotny, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                          Capacity                    Date
       ---------                          --------                    ----
/s/ WILLIAM E. BROWN             Chief Executive Officer          June 5, 1996
- -----------------------         (Principal Executive Officer)
(William E. Brown)


/s/ ROBERT B. JONES                 Vice President, Chief         June 5, 1996
- -----------------------               Financial Officer
(Robert B. Jones)               (Principal Financial Officer
                                   and Accounting Officer)


/s/ GLENN W. NOVOTNY                      Director                June 5, 1996
- -----------------------
(Glenn W. Novotny)


/s/ DANIEL HOGAN                          Director                June 5, 1996
- -----------------------
(Daniel Hogan)


/s/ LEE D. HINES                          Director                June 5, 1996
- -----------------------
(Lee D. Hines)

==========================================


       No dealer, salesman or other
person has been authorized to give any
information or to make any representations other than those contained in the Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any selling stockholder. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This
Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.

   ____________________________________


             TABLE OF CONTENTS

                                              Page
                                              ----

Outstanding Securities Covered
   by This Prospectus.......................     2

Available Information.......................     2

Incorporation of Certain Information
   by Reference.............................     3

Common Stock and Dividend Data..............     3

The Company.................................     4

Use of Proceeds.............................     4

Selected Consolidated Financial and
   Operating Data..........................      5

Description of Capital Stock...............      6

Legal Matters..............................      7

Experts....................................      8



==========================================

==================================


    CENTRAL GARDEN & PET COMPANY


  750,000 Shares of Common Stock

          Dated:  June 5, 1996

==================================

                                 EXHIBIT INDEX


Exhibit
Number                              Exhibit                                                        Page
- -------                             -------                                                        ----

  2.1    Form of Agreement of Merger and Plan of Merger between Central Garden
         Supply of Southern California and Central Garden & Pet Company
         (Incorporated by reference from Exhibit 2.1 to Registration Statement
         No. 33-48070).

  2.2    Form of Agreement of Merger and Plan of Merger between Central Garden
         Sales Corp. and Central Garden & Pet Company (Incorporated by reference from Exhibit 2.2 to Registration Statement No. 33-48070).

  2.3    Form of Reorganization Agreement between Central Garden Supply and
         Central Garden & Pet Company (Incorporated by reference from Exhibit
         2.3 to Registration Statement No. 33-48070).

  2.4    Agreement and Plan of Merger between Central Garden & Pet Supply
         Company and Central Garden & Pet Company dated as of June 11, 1992
         (Incorporated by reference from Exhibit 2.4 to Registration Statement
         No. 33-48070).

  3.1 Third Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-98544).

  3.1.1  Certificate of Amendment of Third Amended and Restated Certificate of
         Incorporation.

  3.2 Copy of Registrant's Bylaws (Incorporated by reference from Exhibit 3.2 to Registration Statement No. 33-48070).

  4.1    Specimen Common Stock Certificate (Incorporated by reference from
         Exhibit 4.1 to Registration Statement No. 33-48070).

  5.1 Opinion of Orrick, Herrington & Sutcliffe as legality of Common Stock, including consent.

  10.1   Financing Agreement between MAP Finance Company (Monsanto) and Central
         Garden & Pet Company dated as of October 1, 1993 (Incorporated by reference to Exhibit 10.4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

  10.2   Promissory note from Central Garden Supply to Weyerhaeuser Company for
         $6,750,000 dated as of June 29, 1990 (Incorporated by reference from Exhibit 10.5 to Registration Statement No. 33-48070).

  10.3   Lease between Central Garden Supply and Road 80 Properties, dated as of
         August 1, 1988 (Incorporated by reference from Exhibit 10.10 to
         Registration Statement No. 33-48070).

  10.4   Lease between Central Garden Supply and Road 80 Investors dated as of
         December 31, 1985 (Incorporated by reference from Exhibit 10.11 to
         Registration Statement No. 33-48070).

  10.5   Supplementary Retirement Benefit Agreement for Key Employees between
         Central Garden & Pet Supply Company and Glenn W. Novotny dated as of
         July 1, 1991 (Incorporated by reference from Exhibit 10.12 to
         Registration Statement No. 33-48070).

  10.6   Supplementary Retirement Benefit Agreement for Key Employees between
         Central Garden & Pet Supply Company and Neill J. Hines dated as of July
         1, 1991 (Incorporated by reference from Exhibit 10.13 to Registration
         Statement No. 33-48070).


Exhibit
Number                              Exhibit                                                        Page
- -------                             -------                                                        ----

  10.7   1992 Management Incentive Plan (Incorporated by reference from Exhibit
         10.14 to Registration Statement No. 33-48070).

  10.8 1992 Profit Sharing Plan (Incorporated by reference from Exhibit 10.15 to Registration Statement No. 33-48070).

  10.9   Form of Indemnification Agreement between Registrant and Executive
         Officers and Directors (Incorporated by reference from Exhibit 10.18 to Registration Statement No. 33-48070.

  10.10  Agreement of Purchase and Sale between William E. Brown and Central
         Garden & Pet Company dated as of May 15, 1992 (Incorporated by reference from Exhibit 10.19 to Registration Statement No. 33-48070).

  10.11  Accounts Financing Agreement [Security Agreement] between Congress
         Financial Corporation (Western) and Central Garden Supply, Central
         Garden & Pet Company, Central Garden & Pet Supply Company, Matthews
         Redwood and Nursery Supply, Inc. and Cal Liquid Corp. dated as of June
         12, 1992, including Amendment No. 1 (Incorporated by reference from
         Exhibit 10.28 to Registration Statement No. 33-48070).

10.11.1  Amendment No. 2 to Accounts Financing Agreement dated as of July 12,
         1992 among Congress Financial Corporation, the Company and certain subsidiaries of the Company (Incorporated by reference to Exhibit
         10.28.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

10.11.2  Amendment No. 3 to Accounts Financing Agreement dated as of July 12,
         1992 among Congress Financial Corporation, the Company and certain subsidiaries of the Company (Incorporated by reference to Exhibit
         10.28.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

  10.13  Intercreditor Agreement between Congress Financial Corporation
         (Western) and Monsanto Corporation dated as of January 28, 1994
         (Incorporated by reference to Exhibit 10.32.1 to the Company's Annual
         Report on Form 10-K for the fiscal year ended December 26, 1993).

  10.14  Subordination Agreement among Central Garden Supply, Central Garden &
         Pet Company, Central Garden & Pet Supply Company, Weyerhauser Company and Congress Financial Corporation (Western) dated as of June 12, 1992
         (Incorporated by reference from Exhibit 10.34 to Registration Statement
         No. 33-48070).

  10.15 Forms of Restricted Stock Grant Agreements (Incorporated by reference from Exhibit 10.35 to Registration Statement No. 33-48070).

  10.16  Continuing Guaranty and Waiver by Central Garden Supply, Cal Liquid
         Corp., Central Garden & Pet Company and Central Garden & Pet Supply
         Company of indebtedness of Matthews Redwood and Nursery Supply, Inc. to
         Congress Financial Corporation (Western) dated as of June 12, 1992
         (Incorporated by reference from Exhibit 10.36 to Registration Statement
         No. 33-48070).

  10.17  Continuing Guaranty and Waiver by Central Garden Supply, Central Garden
         & Pet Company and Central Garden & Pet Supply Company of and Matthews
         Redwood and Nursery Supply, Inc. for indebtedness of Cal Liquid Corp.
         to Congress Financial Corporation (Western) dated as of June 12, 1992
         (Incorporated by reference from Exhibit 10.37 to Registration Statement
         No. 33-48070).
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Number                              Exhibit                                                        Page
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

  10.18   Continuing Guaranty and Waiver by Central Garden Supply, Central
          Garden & Pet Supply Company, Matthews Redwood and Nursery Supply, Inc.
          and Cal Liquid Corp. for indebtedness of Central Garden & Pet Company to Congress Financial Corporation (Western) dated as of June 12, 1992
          (Incorporated by reference from Exhibit 10.38 to Registration
          Statement No. 33-48070).

  10.19   Continuing Guaranty and Waiver by Source One for indebtedness of
          Central Garden Supply, Central Garden & Pet Company, Central Garden &
          Pet Supply Company, Matthews Redwood and Nursery Supply, Inc. and Cal
          Liquid Corp. to Congress Financial Corporation (Western) dated as of
          June 12, 1992 (Incorporated by reference from Exhibit 10.39 to
          Registration Statement No. 33-48070).

  10.20   Inventory and Equipment Security Agreement Supplement to Accounts
          Financing Agreement [Security Agreement] between and among Congress
          Financial Corporation (Western) and Central Garden Supply, Central
          Garden & Pet Company, Matthews Redwood and Nursery Supply, Inc. and
          Cal Liquid Corp. dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.40 to Registration Statement No. 33-48070).

  10.21   Letter Agreement Re Inventory Loans between and among Congress
          Financial Corporation (Western) and Central Garden Supply, Central
          Garden & Pet Company, Central Garden 7 pet Supply Company, Matthews
          Redwood and Nursery Supply, Inc. and Cal Liquid Corp dated as of June
          12, 1992 (Incorporated by reference from Exhibit 10.41 to Registration
          Statement No. 33-48070).

  10.22   Trademark Collateral Assignment and Security Agreement between Central
          Garden Supply and Congress Financial Corporation (Western) dated as of
          June 12, 1992 (Incorporated by reference from Exhibit 10.42 to
          Registration Statement No. 33-48070).

  10.23   Assignment of Policy as Collateral Security to Congress Financial
          Corporation (Western) dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.43 to Registration Statement No. 33-48070).

  10.24   Trade Financing Agreement Supplement to Accounts Financing Agreement
          [Security Agreement] between and among Congress Financial Corporation
          (Western) and Central Garden Supply, Central Garden & Pet Company,
          Central Garden & Pet Supply Company, Matthews Redwood Nursery Supply,
          Inc. and Cal Liquid Corp. dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.44 to Registration Statement No. 33-48070).

  10.25   Covenant Supplement to Accounts Financing Agreement [Security
          Agreement] between and among Congress Financial Corporation (Western) and Central Garden Supply, Central Garden & Pet Company, Central
          Garden & Pet Supply Company, Matthews Redwood and Nursery Supply, Inc.
          and Cal Liquid Corp. dated as of June 12, 1992 (Incorporated by reference from Exhibit 10.45 to Registration Statement No. 33-48070).

  10.26   Authorization Agreement between International Technology Corporation
          ("IT") and Central Garden & Pet Company dated July 14, 1992
          (Incorporated by reference from Exhibit 10.46 to Registration
          Statement No. 33-60332).

  10.27   IT Services Agreement between IT and Central Garden & Pet Company dated July 17, 1992 (Incorporated by reference from Exhibit 10.47 to
          Registration Statement No. 33-60332).
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Exhibit
Number                              Exhibit                                                        Page
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

  10.28   Southern Louisiana Industrial Properties Lease between Weyerhaeuser
          Garden Supply Company and SLIP Trust dated September 6, 1989
          (Incorporated by reference from Exhibit 10.48 to Registration
          Statement No. 33-60332).

  10.29 Insurance Policy with Atlantic Mutual Insurance Company (Incorporated by reference from Exhibit 10.49 to Registration Statement No. 33-
          60332).

  10.30   Stock Purchase Agreement, dated December 30, 1992, by and between Jean
          Claude Gallienne and Pierre Gallienne (Incorporated by reference from
          Exhibit 10.50 to Registration Statement No. 33-60332).

  10.31 Stock Pledge Agreement between William E. Brown and Vincent P. Dole, dated as of December 30, 1992 (Incorporated by reference from Exhibit
          10.51 to Registration Statement No. 33-60332).

  10.32   Stipulation of Settlement and mutual Release of Claims, dated December
          30, 1992, between Central Garden Supply, Central Garden & Pet Company and William E. Brown and Jean-Claude Gallienne and Pierre Gallienne
          (Incorporated by reference from Exhibit 10.52 to Registration
          Statement No. 33-60332).

  10.33 Promissory Note, dated December 30, 1992 (Incorporated by reference from Exhibit 10.53 to Registration Statement No. 33-60332).

  10.34   Guaranty Agreement, dated December 30, 1992, by Central Garden & Pet
          Company for the benefit of the holders of the Bourcycham Debt
          (Incorporated by reference from Exhibit 10.54 to Registration
          Statement No. 33-60332).

  10.35   Agreement and plan of reorganization among Central Garden & Pet
          Company and the shareholders of CGS Distributing, Inc. (Incorporated by reference from Exhibit 10.55 to Registration Statement No.
          33-60332).

  10.36 Registration Rights Agreement among Central Garden & Pet Company and the shareholders of CGS Distributing, Inc. (Incorporated by reference from Exhibit 10.56 to Registration Statement No. 33-60332).

  10.37 Form of Restricted Stock Grant Agreement (Incorporated by reference from Exhibit 10.56(a) to Registration Statement No. 33-60332).

  10.38   Stock Purchase Agreement dated as of April 1, 1993 between Brown
          Associates and Central Garden & Pet Company relating to the acquisition of Source One (Incorporated by reference from Exhibit
          10.57 to Registration Statement No. 33-60332).

  10.39   Agreement of Purchase and Sale dated as of September 1, 1993 between
          West Denver Feed Co., MIRC Equities, Inc. and CGS Distributing, Inc.
          (Incorporated by reference from Exhibit 10.58 to the Company's Annual
          Report on Form 10-K for the fiscal year ended December 16, 1993).

  10.40   Agreement of Purchase and Sale dated as of October 1, 1993 among
          Pendleton Enterprises, Inc., J. Elles Pendleton and Central Garden &
          Pet Company (Incorporated by reference to Exhibit 10.59 to the
          Company's Annual Report on Form 10-K for the fiscal year ended
          December 26, 1993).
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Exhibit
Number                              Exhibit                                                        Page
- -------                             -------                                                        ----

  10.41 Stock Purchase Agreement dated as of September 30, 1993 among the shareholders of Anaheim Pet & Aquarium Supply Co., Inc. and Central
          Garden & Pet Company (Incorporated by reference to Exhibit 10.60 to the Company's Annual Report on Form 10-K for the fiscal year ended
          December 26, 1993).

  10.42 Stock Purchase Agreement dated as of August 15, 1993 William E. Brown and Central Garden & Pet Company (Incorporated by reference to Exhibit
          10.61 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

  10.43   1993 Omnibus Equity Incentive Plan (Incorporated by reference to
          Exhibit 10.62 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

  10.44 Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 30, 1993 between Central Garden & Pet Company and Road 80
          Properties (Incorporated by reference to Exhibit 10.44 to Registration
          Statement No. 33-98544).

  10.45   Letter of Intent to Acquire Assets dated November 23, 1993 between
          Central Garden & Pet Company and Aquarium Supplies Unlimited, Inc.
          (Incorporated by reference to Exhibit 10.64 to the Company's Annual
          Report on Form 10-K for the fiscal year ended December 26, 1993).

  10.46   Purchase Agreement dated November 23, 1993 between Central Garden &
          Pet Company and Aquarium Supplies Unlimited, Inc. (Incorporated by reference to Exhibit 1.2 to the Company's report on Form 8-K dated
          January 12, 1994).

  10.47   Order of the United States Bankruptcy Court Central District of
          California entered December 27, 1993 (Incorporated by reference to
          Exhibit 1.3 to the Company's report on Form 8-K dated January 12,
          1994).

  10.48   Master Agreement by and between The Solaris Group, a Strategic
          Business Unit of Monsanto Company, and the Company dated July 21, 1995
          (Incorporated by reference to Exhibit 10.66 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended June 25, 1995).

  10.49 Stock and Warrant Purchase Agreement by and between The Solaris Group and Central Garden & Pet Company dated July 21, 1995 (Incorporated by reference to Exhibit 10.67 to the Company's Quarterly Report on Form
          10-Q for the quarter ended June 25, 1995).

  10.50   Exclusive Agency and Distributor Agreement by and between The Solaris
          Group and the Company dated July 21, 1995 (Incorporated by reference to Exhibit 10.68 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

  10.51   Compensation Agreement by and between The Solaris Group and Central
          Garden & Pet Company dated July 21, 1995 (Incorporated by reference to
          Exhibit 10.69 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1995).

  21      List of Subsidiaries.

  23.1    Independent Auditors' Consent.

  23.2    Consent of Orrick, Herrington & Sutcliffe (See Exhibit 5.1).

  25      Powers of Attorney (see Page II-7).
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